DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Filing Acknowledgement

December 1, 2006

Job Number	Corporation Number	
C20061201-1219	E0879032006-4	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Articles of Incorporation	20060772276-19	December 1, 2006 10:50:50 AM

Corporation Name	Resident Agent
GLUCOTEL SCIENTIFIC INC.	THE CORPORATION TRUST COMPANY OF NEVADA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GLUCOTEL SCIENTIFIC INC.**, did on December 1, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 4, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0879032006-4
Document Number:
20060772276-19

Date Filed:
12/1/2006 10:50:50 AM
In the office of
[signature]

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	Glucotel Scientific Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 | Reno | Nevada | 89511 Street Address | City | | Zip Code Optional Mailing Address | City | State | Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000 Par value: $ 0.001 Number of shares without par value:
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page there is more than 3 directors/trustees)	1. Stefan Schraps Name Liebetalsweg 6 | Bad Wildungen, Germany | | 34537 Street Address | City | State | Zip Code 2. Benny Lee Name 800 - 650 West Georgia Street | Vancouver, British Columbia | | V6B 4N8 Street Address | City | State | Zip Code 3. Name Street Address | City | State | Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page there is more than 1 incorporator)	Benny Lee [signature] Name | Signature 800 - 650 West Georgia Street | Vancouver, British Columbia | | V6B 4N8 Address | City | State | Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] 12-01-06 Authorized Signature of R. A. or On Behalf of R. A. Company | Date

Lori D. Stuhlman, Asst. Sec.

This form must be accompanied by appropriate fees.